EXHIBIT 23(II)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the Compensatory Stock issued to Phillip W. Johnston and to the incorporation by reference therein of our report dated March 1, 2000, with respect to the consolidated financial statements of newagecities.com, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                          /S/ FELDMAN SHERB HOROWITZ & CO., P.C.
                                           -------------------------------------
                                              FELDMAN SHERB HOROWITZ & CO., P.C.
                                              Certified Public Accountants

New York, New York
July 13, 2000